EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 74 to the Registration Statement (the “Registration Statement”) of MFS® Series Trust III (the “Trust”) (File Nos. 2-60491 and 811-02794), of my opinion dated May 29, 2024, appearing in Post-Effective Amendment No. 73 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on May 29, 2024.

 TIFFANY KO

 Tiffany Ko

 Counsel

Boston, Massachusetts

May 29, 2025